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                             CONSENT OF SUTRO & CO., INC.


     We hereby consent to the use of our Fairness Opinion and our Bringdown Fairness Opinion included in this Pre-Effective Amendment No. 2 to the Registration Statement and related Prospectus/Consent Solicitation Statement, and we further consent to all references to our firm under the headings "FAIRNESS OPINION AND APPRAISALS" in the Prospectus/Consent Solicitation Statement, and to the use of our name wherever appearing in this Pre-Effective Amendment No. 2 to the Registration Statement and the related Prospectus/Consent Solicitation Statement.



Dated: November 3, 1998                           SUTRO & CO., INC.


                                                  /s/ Sutro & Co., Inc.
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